                                                                     EXHIBIT 2.4



                        ESCROW AND INDEMNITY AGREEMENT
                        ------------------------------

          THIS ESCROW AND INDEMNITY AGREEMENT (this "Agreement") is made and
                                                     ---------
entered into as of January 18, 2000, by and among Petopia.com, Inc., a Delaware corporation ("Petopia"), the stockholders listed on Exhibit A hereto
              -------                               ---------
(collectively the "Stockholders"), the warrant holders listed on Exhibit B (the
                   ------------                                  ---------
"Warrant Holders"), and Chase Manhattan Bank and Trust Company, N.A., as escrow
 ---------------
agent (the "Escrow Agent").  For purposes of this Agreement, the Stockholders
            ------------
and the Warrant Holders are collectively referred to herein as the "Holders".
                                                                    -------

                                    RECITALS

     A. WHEREAS, pursuant to the provisions of that certain Agreement and Plan of Merger dated as of December 29, 1999 (the "Merger Agreement"), by and among
                                              ----------------
Petopia, ICOD Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Petopia ("Petopia Sub"), and C/R Catalog Corp. (d/b/a In the
                        -----------
Company of Dogs), a Delaware corporation (the "Company"), the parties thereto
                                               -------
intend to effect the merger of the Company with and into the Petopia Sub (the

"Merger").   Capitalized terms used herein and not otherwise defined herein
-------
shall have the meanings ascribed to them in the Merger Agreement.

     B. WHEREAS, under the terms of the Merger Agreement, a portion of the shares (the "Escrow Shares") of the Series E Preferred Stock of Petopia, par
             -------------
value $0.0001 per share (the "Petopia Series E Preferred"), to be issued in the
                              --------------------------
Merger in exchange for shares of the Company's capital stock and a portion of the shares (the "Warrant Shares") of Petopia Series E Preferred to be issued
                 --------------
upon the exercise of the Common Stock Purchase Warrants Series A and the Common Stock Purchase Warrants Series B (the "Common Stock Purchase Warrants") are to
                                        ------------------------------
be subject to an escrow account with the Escrow Agent. Such shares of Petopia Series E Preferred will remain subject to any indemnification claims Petopia may have under this Agreement and Article VII of the Merger Agreement, until released by the Escrow Agent pursuant to the terms hereof.

     C. WHEREAS, the Merger Agreement provides that the Escrow Agent shall hold and administer the Escrow Shares so deposited and will administer the Warrant Shares in accordance with the terms of this Agreement.

     D. WHEREAS, the execution and delivery of this Agreement in the form hereof is a condition precedent to the obligations of the parties under the Merger Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be forever bound by the terms set forth herein, do hereby agree as follows:

                                   Article I

                           ESCROW FUND AND INDEMNITY
                           --------------------------

  1.1     Delivery of Shares.  Escrow Agent hereby acknowledges the receipt of
          ------------------
201,457 shares of Petopia Series E Preferred from or on behalf of the Stockholders, which shares shall constitute the Escrow Shares. 6,970 shares represented by the Common Stock Purchase Warrants shall also be subject to the terms of this Agreement, and shall constitute the Warrant Shares. The Escrow Shares shall be considered to have been deposited herein by the Stockholders and such shares of Petopia Series E Preferred and all other securities or other property issued on conversion thereof or in exchange therefor, including all dividends and distributions made thereon and all interest earned thereon, together with the Warrant Shares are hereinafter called the "Escrow Fund". For
                                                             -----------
purposes of this Agreement, the Escrow Shares and the Warrant Shares are collectively referred to herein as the "Indemnity Shares."

  1.2     Consent of Holders.
          ------------------

     (a) By virtue of the approval by the Holders of the Merger Agreement and the Merger, each of the Holders have, without any further act of any Holder, consented to: (a) the establishment of the Escrow Fund to secure the indemnification obligations of the Holders under Article VII of the Merger Agreement in the manner set forth therein, (b) the decision of a Majority in Interest (as defined in Section 4.1 hereof) being binding on each Holder with respect to the subject matter hereof, and for the purpose of taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement, and (c) all of the other terms, conditions and limitations set forth in this Agreement.

  1.3     Heldback Shares.  During the term of this Agreement, each
          ---------------
Warrantholder agrees not to exercise his or her Common Stock Purchase Warrants with respect to the number of shares of Petopia Series E Preferred Stock as set forth opposite his or her name on Exhibit B attached hereto (the "Heldback
                                  ---------                       --------
Shares").  Each time the Escrow Agent releases Escrow Shares to the Stockholders
-------
pursuant to Section 2.3 hereof, the number of Heldback Shares will be reduced by the following fraction, the numerator of which is equal to the number of Escrow Shares so released to the Stockholders and the denominator of which is equal to the total number of Escrow Shares originally deposited in Escrow (subject to adjustment for stock splits, recapitalization and like actions). Upon each release, if any, of Indemnity Shares to Petopia in satisfaction of Claims pursuant to Section 2.1 hereof, the number of shares for which each Common Stock Purchase Warrant is exercisable shall be permanently reduced by the following: the number of Heldback Shares of each Common Stock Purchase Warrant multiplied by a fraction, the numerator of which is equal to the number of Escrow Shares released to Petopia and the denominator of which is equal to the total number of Escrow Shares originally deposited into Escrow (subject to adjustment for stock splits, recapitalization and like actions). Each Warrantholder acknowledges that such Warrantholder simultaneously with the execution of this Agreement has delivered certificates for his or her Common Stock Purchase Warrants to Petopia for purposes of being legended reflecting the above.

  1.4     Holder Indemnity.  For a period of eighteen months from the date
          ----------------
hereof, each of the Holders hereby agrees to severally (and not jointly) indemnify, save and keep each Petopia Indemnitee harmless against and from all Damages sustained or incurred by any Petopia Indemnitee, as a result of or arising out of any inaccuracy in or breach of any representation or warranty made by the Company or any Holder to Petopia in Section 4.2 of the Merger Agreement or Sections 1(d) and 1(f) of the Rep. Letter (as defined in the Merger Agreement). During the first six months after the Effective Time, Petopia shall first make any Claim for breach of Section 4.2 of the Merger Agreement or Sections 1(d) and 1(f) of the Rep. Letter against the Escrow Fund pursuant to the procedures set forth in this Agreement until the Escrow Fund has been fully depleted, at which time, Petopia shall be entitled to proceed directly against the Holders for any unsatisfied portion of any Claim for a breach of Section 4.2 of the Merger Agreement or Sections 1(d) and 1(f) of the Rep. Letter. The terms, conditions and limitations of such indemnification otherwise shall be as set forth in Article VII of the Merger Agreement except that the Survival Period shall end eighteen months from the Effective Time. In all events, the Holders liability in the aggregate pursuant to this Section 1.4 shall not exceed $1,166,080 whether paid from the Indemnity Shares or directly from the Holders and each Holder's liability shall not exceed each Holder's Proportionate Interest of such aggregate amount.

                                   Article II

                COLLATERAL SECURITY, DISBURSEMENT OF COLLATERAL;
                               RELEASE OF ESCROW

  2.1     Collateral Security.  The Holders have agreed in Article VII of the
          -------------------
Merger Agreement to indemnify and hold harmless the Petopia Indemnitees from and against specified losses. The Escrow Fund shall be security for this indemnity obligation of the Holders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

   2.2    Petopia's Claims.
          ----------------

     (a) At any time (or from time to time), Petopia may give written notice (a "Claim Notice") to the Holders and the Escrow Agent that Petopia claims all or
 ------------
any part of the Indemnity Shares (each a "Claim") in satisfaction of any Damages
                                          -----
suffered by Petopia prior to July 18, 2000 for which the Holders are obligated to indemnify Petopia pursuant to Article VII of the Merger Agreement. The Claim Notice shall set forth in reasonable detail (i) a statement that Petopia has paid or incurred or reasonably anticipates that it will incur Damages relating to Claims that arose prior to the expiration of the Survival Period that on a cumulative basis with all prior Damages exceed $200,000; (ii) if applicable, the item or items of Damages giving rise to the Claim and the date each such Damage was paid or incurred, or the basis for such anticipated liability prior to the expiration of the Survival Period; (iii) if applicable, the nature of the misrepresentation, breach of warranty or covenant in the Merger Agreement or other document to which such item or items are related; and (iv) the amount of the Claim (hereinafter referred to as the "Claim Amount").

     (b) Upon receipt of a Claim Notice, a Majority in Interest of the Holders shall have thirty (30) days to dispute the Claim by delivering written notice to Petopia and the Escrow

Agent specifying in reasonable detail the basis for the dispute, the names of the Holders disputing the Claim and the number of shares of Petopia Series E Preferred beneficially owned by such Holders (a "Dispute Notice").
                                                 --------------

     (c) If (i) a Majority in Interest of the Holders approve all or a part of the Claim Amount, or (ii) upon the expiration of the thirty (30) day period referred to in Section 2.2(b), a Dispute Notice has not been delivered to the Escrow Agent, the Escrow Agent shall release to Petopia that number of Indemnity Shares equal to the quotient of (x) the Claim Amount (or such part thereof which is approved by a Majority in Interest of the Holders and not disputed) and (y) $5.6061 (the "Series E Price"). The relative number of Escrow Shares and
              --------------
Warrant Shares to be released to Petopia shall be based on the proportions of Escrow Shares and Warrant Shares set forth as Exhibit C attached hereto. The
                                              ---------
Escrow Agent shall give written notice to Petopia and the Holders of the number of Escrow Shares and Warrant Shares released. The Escrow Agent shall deliver to Petopia the Escrow Shares so released.

     (d) If, within the thirty (30) day period referred to in Section 2.2(b), a Majority in Interest of the Holders shall, in good faith, deliver a Dispute Notice to Petopia and the Escrow Agent, Petopia and a Majority in Interest of the Holders shall undertake to obtain as promptly as possible a final resolution of such Claim. If Petopia and a Majority in Interest of the Holders are unable to resolve a dispute within thirty (30) days after the delivery to Petopia and the Escrow Agent of a Dispute Notice, then Petopia and a Majority in Interest of the Holders shall jointly submit their dispute to an independent and impartial arbitrator (the "Arbitrator") for resolution. The Arbitrator shall be selected
                 ----------
as follows: Petopia shall select an appointing arbitrator and a Majority in Interest of the Holders shall select an appointing arbitrator, and the two appointing arbitrators so selected shall mutually appoint the Arbitrator who shall be a nationally recognized accounting firm not acting for Petopia or any of the Holders; provided, however, that if either party fails to select an
                --------  -------
appointing arbitrator within thirty (30) days after the expiration of the thirty
(30) day period referred to in this Section 2.2(d), the appointing arbitrator selected by the other party shall serve as the Arbitrator if such arbitrator is a nationally recognized accounting firm; otherwise, such arbitrator shall select the Arbitrator. The Arbitrator's determination as to a dispute shall be final and binding on the parties hereto. Petopia shall pay the fees and expenses of the Arbitrator.

     (e) Upon the delivery of any of the following to the Escrow Agent, the Escrow Agent shall promptly release to Petopia from the Escrow that number of Indemnity Shares equal to the following (the number of Escrow Shares and Warrant Shares to be so released shall be allocated in accordance with Section 1.3 hereof and which number shall be set forth in the following notice):

          (i) a joint direction executed by a Majority in Interest of the Holders and Petopia directing the Escrow Agent to pay a specified amount to Petopia divided by the Series E Price; or

          (ii) a direction letter executed by the Arbitrator directing the Escrow Agent to pay a specified amount to Petopia divided by the Series E Price.

  2.3     Release and Transfer of Escrow Fund.
          -----------------------------------

     (a) On July 18, 2000, the Escrow Agent is hereby authorized and directed to release to the Holders according to their Proportionate Interest (as defined herein) all Indemnity Shares subject to the Escrow after the satisfaction of Petopia's Claims pursuant to Section 2.1 hereof less the aggregate of: (i) that portion of the Indemnity Shares as shall be required to satisfy the sum of all Claims made in good faith then pending, whether or not payment of such Claims is being disputed by a Majority in Interest of the Holders; and (ii) that portion of any unpaid reimbursement expenses payable to Petopia pursuant to Section 5.1 hereof. For purposes of this Agreement, the "Proportionate Interest" of each
                                              ----------------------
Holder shall be as set forth on Exhibit A hereto.
                                ---------

     (b) The Escrow Agent shall release to the Holders according to their Proportionate Interests that portion of the Escrow Fund which was withheld by the Escrow Agent pursuant to Section 2.3(a) promptly upon the delivery to the Escrow Agent of a joint written direction to that effect from Petopia and a Majority in Interest of the Holders.

     (c) Promptly upon final resolution and payment of all Claims outstanding as provided in Section 2.2 hereof, the balance of the Escrow Fund then remaining, if any, shall be released to the Holders according to their Proportionate Interests.

                                  Article III

                                  ESCROW AGENT
                                  ------------

  3.1     Compensation.  All fees of the Escrow Agent, as provided on Exhibit D
          ------------                                                ---------
attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be paid by Petopia.

  3.2     Legal Counsel.  If the Escrow Agent is joined into any litigation
          -------------
involving the Escrow Fund or this Agreement, the Escrow Agent shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all reasonable costs, attorneys' and solicitors' fees, charges, disbursements, and expenses incurred in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, Petopia agrees to pay to the Escrow Agent on demand, its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

  3.3     Resignation.  The Escrow Agent reserves the right to resign at any
          -----------
time by giving written notice of resignation to Petopia and a Majority in Interest of the Holders, specifying the effective date of such resignation. Within thirty (30) days after receiving such notice, Petopia and a Majority in Interest of the Holders agree to appoint a successor escrow agent to which the Escrow Agent will distribute the property then held hereunder, less the Escrow Agent's fees, costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid by Petopia. The Escrow Agent shall continue to serve as escrow agent hereunder until its successor accepts the escrow and receives the Escrow Fund.

  3.4     Liability.  The Escrow Agent undertakes to perform only such duties as
          ---------
are specifically set forth herein. The Escrow Agent, if acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel retained by it. Petopia shall indemnify the Escrow Agent for any damages it incurs for its acting or refraining from acting in good faith hereunder, which damages were not caused by its willful misconduct or gross negligence. The Escrow Agent is not responsible for any of the terms and/or conditions of the Merger Agreement and may rely exclusively on the directions of the parties as set forth in this Agreement to satisfy its role as Escrow Agent. Neither Petopia nor the Escrow Agent shall be liable to the Stockholders for any portion of the Escrow Fund properly distributed to the Stockholders pursuant to the terms of this Agreement or any portion of the Heldback Shares properly cancelled in accordance with section 1.1 hereof. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage, and regardless of the form of action.

  3.5     Controversies.  If any controversy arises between Petopia and a
          -------------
Majority in Interest of the Holders or with any third person with respect to the subject matter of this Agreement, the Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage.

  3.6     Discharge of the Escrow Agent.  The Escrow Agent agrees that Petopia
          -----------------------------
and a Majority in Interest of the Holders may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof, payment by Petopia of any accrued but unpaid fees due the Escrow Agent and reimbursement of the Escrow Agent's other fees and expenses from the Escrow Fund in accordance with Section 3.4 hereof, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

  3.7     Court Orders.  If the Escrow Fund shall be attached, garnished, or
          ------------
levied upon pursuant to any court order, or the delivery of the Escrow Fund shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole direction, to obey and comply with any court order so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any court order, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such court order be subsequently reversed, modified, annulled, set aside or vacated.

  3.8     Merger.  Any company into which the Escrow Agent may be merged or
          ------
converted, or into which it may be consolidated, or any company resulting from such merger, conversion or consolidation to which it shall be a party, or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as escrow agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

  3.9     Incumbency Certificates.  Upon execution of this Agreement, the
          -----------------------
parties hereto shall each deliver an authorized certificate with specimen signatures to the Escrow Agent, substantially in the form attached hereto as Exhibit D.
---------

                                   Article IV

                              STOCKHOLDER ACTIONS
                              -------------------

  4.1     Majority in Interest.
          --------------------

     (a) The Holders of a majority of the Indemnity Shares (a "Majority in
                                                               -----------
Interest"), for and on behalf of Holders, shall have the power to take any and
--------
all actions required to be taken by the Holders pursuant to this Agreement, including, without limitation, the power to give and receive notices and communications, to perform this Agreement, to make claims for indemnification against Petopia, to authorize delivery to Petopia of Indemnity Shares or other property from the Escrow Fund and the cancellation of the Heldback Shares in satisfaction of claims by Petopia, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary appropriate or in the judgment of a Majority in Interest for the accomplishment of the foregoing. The Holders individually shall have no power or authority to take any actions against Petopia or otherwise pursuant to this Agreement or the Merger Agreement, and all actions of the Holders, whether pursuant to this Agreement or the Merger Agreement, must be taken solely by a Majority in Interest.

     (b) Petopia shall have no liability of any kind to any Holders as a result of or arising out of any action taken or not taken by a Majority in Interest, and each Holder hereby releases Petopia from any such liability. Petopia may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by a Majority in Interest as having been fully authorized and approved by all necessary action by each Holder.

                                   Article V

                                 MISCELLANEOUS
                                 -------------

  5.1     Reimbursement of Petopia.  Notwithstanding anything to the contrary
          ------------------------
contained herein to the effect that (i) Petopia will pay the fees and expenses of the Arbitrator pursuant to Section 2.2(d) hereof, (ii) Petopia will pay expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees), and (iii) Petopia shall pay any claims for indemnification to the Escrow Agent pursuant to Section
3.4 hereof, to the extent the Escrow Fund (together with the Heldback Shares) then contains sufficient assets, Petopia shall be entitled to be reimbursed from the Escrow Fund and the Heldback Shares for one-half of such fees, expenses, payments or reimbursements if Holders have not otherwise paid Petopia such amounts; provided, however, that Petopia shall not be entitled to be reimbursed
         --------  -------
for payment of any fee necessary in order to establish and maintain the Escrow Fund and allow the Escrow Agent to enter into this Agreement.

  5.2     Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and shall be deemed given when delivered in person, by facsimile (with electronic confirmation of receipt) or by a nationally recognized private carrier, or on the third business day after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

  TO PETOPIA.COM, INC.:


     Petopia.com, Inc.
     1200 Folsom Street
     San Francisco, CA 94103
     Fax: (650) 752-2710
     Attn:  Andrea C. Reisman

with a copy to:

     Perkins Coie LLP
     135 Commonwealth Drive, Suite 250
     Menlo Park, CA 94025
     Fax:  (650) 752-6050
     Attn:  Mark S. Albert, Esq.

  TO THE HOLDERS:


     To the addresses set forth on Exhibit A and Exhibit B hereto.
                                   ---------     ---------
     with a copy to:

          Cahill Gordon & Reindel
          80 Pine Street
          New York, NY 10005
          Fax:  (212) 269-5420
          Attn:  Gerald S. Tanenbaum, Esq.

     TO THE ESCROW AGENT:
          Chase Manhattan Bank and Trust Company, N.A.
          101 California Street, Suite 2735
          San Francisco, CA 94111
          Fax: (415) 693-8850
          Attn:  Mitch Gardner

and/or at such other addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.2.

  5.3     Termination of Agreement.  This Agreement shall continue in force
          ------------------------
until the final distribution of all portions of the Escrow Fund held by the Escrow Agent hereunder or until terminated by written notice signed by Petopia and a Majority in Interest of the Holders; provided, that the obligations of the Holders contained in Section 1.3 shall survive the termination of this Agreement for the period set forth therein.

  5.4     Expenses.  Except as otherwise provided herein, both Petopia and the
          --------
Holders shall be responsible for their own costs and expenses with respect to matters involving this Agreement.

  5.5     Headings.  The section headings contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

  5.6     Severability.  If any provision of this Agreement, or any covenant,
          ------------
obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

  5.7     Construction.  This Agreement shall be construed, and the rights and
          ------------
duties of the parties hereto determined, in accordance with the laws of the State of California.

  5.8     Limitation of Remedy.  Nothing contained in this Agreement shall limit
          --------------------
or impair, or be construed to limit or impair, any right or remedy to which any party hereto may become entitled by virtue of any breach by any party under the terms and provisions of the Merger Agreement; provided, however, that such
                                              --------  -------
rights and remedies shall be limited as set forth in the Merger Agreement.

  5.9     Multiple Counterparts.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

  5.10    Amendments and Waivers.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and there respective successors and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have signed this Escrow and Indemnity Agreement as of the date first above written.

                  PETOPIA:

                  PETOPIA.COM, INC.,
                  a Delaware corporation

                  By:  /s/ Andrea C. Reisman
                     -------------------------------------------------
                       Andrea C. Reisman, President & CEO

                  ESCROW AGENT:


                  By: /s/  Mitch Gardner
                     -------------------------------------------------

                  Name: Mitch Gardner
                       -----------------------------------------------

                  Title: Assistant Vice President
                        ----------------------------------------------

                  THE STOCKHOLDERS:

                  Clifcor Capital, LLC

                  By:  /s/  Scott Vertrees
                      ------------------------------------------------

                  Name:  Scott Vertrees
                        ----------------------------------------------

                  Title:  President


                  By:  /s/  Scott Vertrees
                      ------------------------------------------------
                  Scott Vertrees , as attorney in fact on behalf of

                  Ann Counts
                  William Rauhauser
                  John E. Flatley
                  W.W. McGlothlin
                  James O'Malley
                  Helen Counts
                  Bascom B. Matney
                  Ronelle L. Rotterman-Matney
                  Robert N. Beck, as Trustee under the Robert N. Beck Living Trust UTD 10/31/94
                  Georgena M. Beck, as Trustee under the Georgena M. Beck

                  Living Trust UTD 10/31/94
                  Pete Baltaxe
                  Doug Bertozzi
                  Ian Chaplin
                  Jamie Cheng
                  Michael Dunn
                  Scott Galloway
                  Geoffrey Hale
                  Connie Halquist
                  Clifford Lindsay
                  Lee Lodes
                  Jawad Mohammed
                  Jarom Smith
                  Jason Stavers

                  THE WARRANTHOLDERS:



                  By:  /s/  Scott Vertrees
                      ---------------------
                    Scott Vertrees , as attorney in fact on behalf of

                  Pete Baltaxe
                  Doug Bertozzi
                  Ian Chaplin
                  Jamie Cheng
                  Michael Dunn
                  Scott Galloway
                  Geoffrey Hale
                  Connie Halquist
                  Clifford Lindsay
                  Lee Lodes
                  Jawad Mohammed
                  Jarom Smith
                  Jason Stavers